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                                                                     EXHIBIT 3.7
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              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                    CORPORATION AND LAND DEVELOPMENT BUREAU
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Date Received                 (FOR BUREAU USE ONLY)
 May 09 2000


                    This document is effective on the date filed, unless a
                    subsequent effective date within 90 days after received      FILED
                    date is stated in the document.                              MAY 09 2000
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Name                                                                             Administrator
  Janis K. Kujan, Legal Assistant, Honigman Miller Schwartz & Cohn               CORP., SECURITIES & LAND DEV. BUREAU
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Address
  2290 First National Building
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City                         State                           Zip Code
Detroit,                       MI                             48226              EFFECTIVE DATE 3/12/99
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 /\ DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.  /\
     IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.


                           CERTIFICATE OF CORRECTION
             FOR USE BY CORPORATIONS AND LIMITED LIABILITY COMPANIES
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982
(nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

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1.   The name of the corporation or limited liability company is:

                             COMPUWARE CORPORATION
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2.   The identification number assigned by the Bureau is:        008375

3.   The corporation or limited liability company is formed under the laws of the State of     MICHIGAN
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4.   That a                     CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
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                                         (Title of Document Being Corrected)

     was filed by the Bureau on        MARCH 12, 1999            and that said document requires correction.
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___________________________________________________________________________________________________________________________

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5.   Describe the inaccuracy or defect contained in the above named document:
     The amendment filed on March 12, 1999, inaccurately omitted to retain as authorized Capital Stock 5,000,000 shares,
     Class A Preferred Stock, No Par Value.
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6.   The document is corrected as follows:
     See Rider attached hereto.
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7.   This document is hereby executed in the same manner as the Act requires the document being corrected to be executed.
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                              Signed this   28th   day of    April         , 2000
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By      /s/ Thomas Costello, Jr.            By                                       By
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            (Signature)                               (Signature)                                 (Signature)

     Thomas Costello, Jr.
  Vice President, Secretary
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(Type or Print Name and Title)              (Type or Print Name and Title)              (Type or Print Name and Title)

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                       RIDER TO CERTIFICATE OF CORRECTION

                            AMENDMENT TO ARTICLE III

Article III of the Articles of Incorporation is hereby Amended to read as follows:

The total authorized Capital Stock is:

     1.  Common Shares:      1,600,000,000 shares, Common Stock, $.01 Par Value

         Preferred Shares:   5,000,000 shares, Class A, Preferred Stock, No Par
                             Value

     2. A statement of all or any of the relative rights, preferences and limitations of the shares of each Class is as follows:

         a. Common Shares. The Common Shares shall have the rights, preferences and limitations as provided by law.

         b. Class A Preferred Stock. The Board of Directors may cause the corporation to issue Class A Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolutions of the Board of Directors. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation. Except as otherwise required by law, holders of the class A Preferred Stock shall not be entitled to vote on any matter.